Exhibit 10.6

IONICS, INCORPORATED

Stock Option Agreement

        This Stock Option Agreement (the “Agreement”) made as of this 7th day of May, 2003, by and between IONICS, INCORPORATED, a Massachusetts corporation, (the “Company”) and __________________ (the “Director”).

W I T N E S S E T H   T H A T:

        WHEREAS, the Corporation by action of its Board of Directors duly taken on February 25, 2003, and of its Stockholders duly taken on May 7, 2003, has adopted the “Ionics, Incorporated 2003 Non-Employee Directors Stock Option Plan” (the “Plan”), and has granted certain options under the Plan to the Director.

        WHEREAS, this Agreement is made to evidence the options granted to the Director as contemplated by Section 14 of the Plan;

        NOW, THEREFORE, it is hereby mutually agreed as follows:

1.	Grant

Subject to compliance with the terms and conditions hereof, and of the Plan (a copy of which is annexed hereto as Exhibit A, and which shall be deemed to be an integral part of this Agreement), the Company does hereby grant to the Director the following options:

(a)	as of May 7, 2003, an option to purchase 4,000 shares of the Common Stock of the Company (the “Stock”) for a price of $_____ per share; and

(b)	as of each successive year in office (as defined in Section 4 of the Plan) as a director , an option to purchase an additional 2,000 shares of Stock, and the option price applicable to each such option shall be an amount equal to the last sale price of such Stock as reported on the New York Stock Exchange (or other national securities exchange on which the Stock is then traded) on the trading day next preceding the date of grant of the option, provided the Director remains in office as a director of the Company on said dates, and provided that each such option, including the amount and price thereof, shall be subject to adjustment as provided in Section 10 of the Plan.

2.	Grant as Non-Qualified Stock Option

The options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

3.	Duration

Each option shall expire on the respective date which is ten (10) years after the date of grant of the option (as specified in Section 1 above), but subject to earlier termination as specified in Section 8 of the Plan.

4.	Exercise

(a)	Each of the options granted under the Plan shall not be exercisable for a period of six (6) months after their date of grant, but shall be immediately exercisable in full thereafter.

(b)	There shall be no exercise at any time of fewer than 100 shares of Stock, except in the case where the total options available for exercise relate to fewer than 100 shares.

(c)

Exercise of the options from time to time shall be effected by giving written notice to the Company, substantially in the form of Exhibit B annexed hereto, accompanied by tender of payment in full for the option exercised, as provided in Section 9 of the Plan. If, pursuant to Section 9(b) of the Plan, the Director delivers Stock held by the Director (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Director and the Company, an equivalent number of shares of Stock shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Director paid for the Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Director may not pay any part of the exercise price hereof by transferring Stock to the Company if the Director had acquired such Stock within the prior six months pursuant to an option exercise.

(d)	The options granted hereunder may be exercised by the Director only while he or she holds office as a director of the Company, except that:

(1)	in the event that the Director ceases to be a director of the Company for any reason, including death or permanent disability (but excluding removal or resignation by reason of any of the events described in Section (d) (2) below), during a period of twenty-four months thereafter the Director may exercise any unexercised options for which the effective date of grant has occurred and which are then exercisable by the Director (any such options which are not exercisable at such time will immediately terminate and become void); and

(2)	in the event the Director resigns or is removed from the Board for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud, or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board), then all unexercised options represented by this Agreement shall terminate and become void on the date of such resignation or removal.

5.	Effect of Option

Neither the grant of any option under the Plan nor the making of this Agreement shall operate to (a) confer any rights whatsoever as a stockholder of the Company upon the Director, or upon any other person entitled to exercise the option, nor (b) confirm any right upon the Director to continue in office as a director of the Company.

6.	Non-Transferability of the Option

Except as otherwise provided in this Section 6, no option granted under the Plan shall be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of the Director only by him or her. The options granted or to be granted to the Director under this Agreement may be transferred by the Director to (i) the spouse, children or grandchildren of the Director (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Director or such Immediate Family Members, or (iii) a partnership, limited liability company, corporation or other entity in which the Director or such Immediate Family Members are the only partners, members, or stockholders, provided that any subsequent transfer of transferred options is prohibited other than by will or the laws of descent and distribution. Any transfer of any option in accordance with this Section shall be made in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and Section 7 of the Plan.

Following transfer, any such options shall continue to be subject to the same terms and conditions set forth in the Plan and in this Agreement as were applicable immediately prior to transfer.

7.	Miscellaneous

(a)

This Agreement and the Plan constitute the full and complete understanding of the parties hereto as to the subject matter hereof, and may not be modified or amended except by a further written agreement duly signed by each of the parties hereto. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

(b)	This Agreement shall also inure to the benefit of, and be binding upon, the respective personal representatives, successors and assignees (subject to Section 6 hereof) of the parties hereto.

(c)	The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)	This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

IN WITNESS WHEREOF, the Company, by its authorized officer, and the Director have duly executed this Agreement in duplicate as of this ____ day of May, 2003.

THE DIRECTOR                                          IONICS, INCORPORATED

By ___________________                    By ___________________
                                                                             Chief Executive Officer

_________________
Address

_________________

Exhibit A

Ionics, Incorporated 2003 Non-Employee Director Stock Option Plan

EXHIBIT B

Ionics, Incorporated
65 Grove Street
Watertown, MA 02472

Re: Exercise of Option Under Ionics, Incorporated 2003 Non-EmployeeDirectors
Stock Option Plan (the “Plan”)

Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to on , by and to the extent of purchasing ______ shares of the Common Stock of your Corporation for the option price of $ per share, subject to the terms and conditions of the Stock Option Agreement of ________,_____ and your Corporation dated as of _________________, _______.

The undersigned hereby tenders payment, in cash or in such other property as permitted under the Plan, of the purchase price for said shares against delivery to the undersigned of the stock certificate of your Corporation representing the shares purchased. If the undersigned is making payment of any part of the purchase price by delivery of shares of Common Stock of your Corporation, the undersigned hereby confirms that the shares are tendered subject to the provisions of Section 9 of the Plan and that he or she has investigated and considered the possible income tax consequences to the undersigned of making such payments in said form.

The undersigned hereby specifically confirms and represents that the shares of Common Stock acquired upon exercise are subject to certain restrictions on resale.

Very truly yours,

_________________

(Signed by ______________________
or other party duly exercising option)
Dated: ____________